UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

PIXAR
(Exact Name of Registrant as Specified in its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on August 20, 2004

To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Pixar, a California corporation, will be held on Friday, August 20, 2004 at 10:00 a.m., local time, in the Wattis Theater at the San Francisco Museum of Modern Art located at 151 Third Street, San Francisco, California 94103, for the following purposes:

1. To elect eight directors to serve for the ensuing year or until their successors are duly elected and qualified.

2. To approve the adoption of Pixar’s 2004 Equity Incentive Plan.

3. To ratify the appointment of KPMG LLP as Pixar’s independent registered public accounting firm for the fiscal year ending January 1, 2005.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only holders of record of Pixar’s common stock at the close of business on July 14, 2004 are entitled to notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

By Order of the Board of Directors

Simon T. Bax

Executive Vice President, Chief Financial Officer and Secretary

Emeryville, California

July 23, 2004

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

PROXY STATEMENT FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

i

PIXAR STOCK PRICE PERFORMANCE GRAPH	23

OTHER MATTERS	24

APPENDIX A
Audit Committee Charter	A-1

APPENDIX B
2004 Equity Incentive Plan	B-1

ii

PIXAR

PROXY STATEMENT

FOR

2004 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited on behalf of the Board of Directors of Pixar, a California corporation, for use at Pixar’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, August 20, 2004 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held in the Wattis Theater at the San Francisco Museum of Modern Art located at 151 Third Street, San Francisco, California 94103. Pixar’s headquarters are located at 1200 Park Avenue, Emeryville, California 94608, and the telephone number at that location is (510) 752-3000.

This Proxy Statement and the enclosed proxy card, together with Pixar’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004, were mailed on or about July 23, 2004 to all shareholders entitled to vote at the Annual Meeting.

Pixar’s 2003 fiscal year began on December 29, 2002 and ended on January 3, 2004. All references in this Proxy Statement to fiscal 2003 refer to the period from December 29, 2002 through January 3, 2004.

Shareholders Entitled to Vote; Record Date

Only holders of record of Pixar’s common stock, no par value (the “Common Stock”), at the close of business on July 14, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Such shareholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of shareholders at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors. As of the Record Date, there were 56,493,429 shares of Pixar’s Common Stock outstanding and entitled to vote at the Annual Meeting. For information regarding security ownership by management and by the beneficial owners of more than 5% of Pixar’s Common Stock, see “Security Ownership of Certain Beneficial Owners and Management.”

Proxies; Revocability of Proxies

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. Pixar does not currently anticipate that any other matters will be raised at the Annual Meeting.

A shareholder may revoke any proxy given pursuant to this solicitation at any time before it is voted by delivering to Pixar’s Corporate Secretary a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy, or by attending the Annual Meeting and voting in person.

Quorum; Abstentions; Broker Non-Votes

The presence of the holders of a majority of the shares of Common Stock entitled to vote generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such shareholders are counted as present at the meeting if they are present at the Annual Meeting or have properly submitted a proxy card. Pixar intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude abstentions and broker non-votes from the calculation of shares entitled to vote. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Solicitation

The cost of soliciting proxies will be borne by Pixar. Pixar may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of Pixar’s directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

Deadline for Receipt of Shareholder Proposals

Any proposal of a shareholder of Pixar which is intended to be presented by such shareholder at Pixar’s Annual Meeting of Shareholders in 2005 must be received by Pixar no later than March 25, 2005, in order for such proposal to be considered for inclusion in Pixar’s proxy statement and form of proxy relating to such meeting.

The attached proxy card grants the persons named as proxies discretionary authority to vote on any matter raised at the Annual Meeting that is not included in this Proxy Statement. If a shareholder intends to present a proposal at Pixar’s Annual Meeting of Shareholders in 2005, and the shareholder does not give appropriate notice to Pixar on or before June 8, 2005, the persons named as proxies may use their discretionary voting authority to vote on the proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Pixar’s current Bylaws authorize a range of six to eleven directors, currently set at nine, to serve on Pixar’s Board of Directors. A board of eight directors is to be elected at the Annual Meeting, all of whom have been recommended for nomination by a majority of the independent directors of the Board of Directors and all of whom are currently serving as directors of Pixar. John S. Wadsworth, Jr. is not standing for reelection following the expiration of his current term at the 2004 Annual Meeting. As of the date of the Annual Meeting, Pixar’s Bylaws will provide that the number of directors, within the range specified above, shall be set at eight. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Pixar’s eight nominees named below, all of whom are presently directors of Pixar. Your proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

In the event that any nominee of Pixar is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been duly elected and qualified.

The name and certain information regarding each nominee are set forth below. There are no family relationships among directors or executive officers of Pixar.

Name	Age (1)	Position with Pixar
Steve Jobs	49	Chairman and Chief Executive Officer
Edwin E. Catmull	59	Director and President
Skip M. Brittenham	62	Director
Susan L. Decker	41	Director
Joseph A. Graziano	60	Director
Lawrence B. Levy	45	Director
Joe Roth	56	Director
Larry W. Sonsini	63	Director

(1)	As of July 31, 2004.

Mr. Jobs is a co-founder of Pixar and has served as Chairman since March 1991, and as Chief Executive Officer since February 1986. He has been a director of Pixar since February 1986. In addition, Mr. Jobs is currently Chief Executive Officer and a member of the Board of Directors of Apple Computer, Inc.

Dr. Catmull is a co-founder of Pixar and in January 2001 was promoted to President. He has served as a member of the executive team and as Chief Technical Officer of Pixar since the incorporation of the company. In 1979, Dr. Catmull brought his high-technology expertise to the film industry as vice president of the Computer Division of Lucasfilm, Ltd. During that time, Dr. Catmull managed four development efforts in the areas of computer graphics, video editing, video games and digital audio. He was also a key developer of RenderMan®, the program that creates realistic digital effects for computer graphics and animation. Dr. Catmull has been honored with three Scientific and Technical Engineering Awards from The Academy of Motion Picture Arts and Sciences for his work, including an Oscar “for significant advancements to the field of motion picture rendering as exemplified in Pixar’s RenderMan®.” He also won the Coons Award, which is the highest achievement in computer graphics, for his lifetime contributions. Dr. Catmull is a member of the Academy of Motion Picture Arts and Sciences and the Science and Technical Awards Committee. Dr. Catmull earned his B.S. degrees in computer science and physics and his Ph.D. in computer science from the University of Utah.

Mr. Brittenham has served as a director of Pixar since August 1995. He is a senior partner with the entertainment law firm of Ziffren, Brittenham, Branca, Fischer, Gilbert-Lurie & Stiffelman LLP, which was founded in 1978. Mr. Brittenham currently serves on the board of, or is a trustee of numerous charitable organizations, including Conservation International, KCET, the Environmental Media Association and the Alternative Medical AIDS Foundation. Mr. Brittenham received a B.S. from the United States Air Force Academy and a J.D. from the University of California, Los Angeles.

Ms. Decker has served as a director of Pixar since June 2004. She has served as Yahoo!’s Chief Financial Officer since June 2000 and as Executive Vice President, Finance and Administration since January 2002. Prior to that, Ms. Decker also served as Yahoo!’s Senior Vice President, Finance and Administration from June 2000 to January 2002. From August 1986 to May 2000, Ms. Decker held several positions for Donaldson, Lufkin & Jenrette, including Director of Global Research from 1998 to 2000. Prior to 1998, she was a Publishing & Advertising Equity Securities Analyst for 12 years. Ms. Decker holds a B.S. degree from Tufts University with double majors in computer science and economics and a M.B.A. from Harvard Business School.

Mr. Graziano has served as a director of Pixar since August 1995. From June 1989 to December 1995, he was the Executive Vice President and Chief Financial Officer of Apple and was a member of the Board of Directors of Apple from June 1993 until October 1995. From May 1987 to June 1989, Mr. Graziano served as Chief Financial Officer of Sun Microsystems, Inc. and from October 1981 to May 1985 as Chief Financial Officer of Apple. In addition, he has held accounting positions with various technology companies in the Silicon Valley. Mr. Graziano also serves as a director of Packeteer, Inc. Mr. Graziano received a B.S. in accounting from Merrimack College and is a certified public accountant.

Mr. Levy has served as a director of Pixar since April 1999. From June 2000 to December 2000, Mr. Levy was President and Chief Executive Officer and a director of Shockwave.com. Mr. Levy served as Executive Vice President and Chief Financial Officer of Pixar from February 1995 to March 1999. Mr. Levy served as Secretary of Pixar from October 1995 to March 1999. Prior to joining Pixar, he was Vice Chairman and Chief Financial Officer of Electronics for Imaging, Inc. (EFI), a provider of hardware products for the digital color imaging market. Prior to his tenure at EFI, he was a partner at the law firm of Wilson Sonsini Goodrich & Rosati specializing in intellectual property protection and licensing. Mr. Levy received a B.S. in business and accounting from Indiana University and a J.D. from Harvard Law School.

Mr. Roth has served as a director of Pixar since October 2000. Mr. Roth recently produced the 76th Annual Academy Awards® telecast and is currently directing the movie “Christmas with the Kranks.” Mr. Roth formed Revolution Studios in May 2000 to independently produce and finance films in partnership with Sony Pictures Entertainment, Starz!/ Encore Group and Fox Entertainment Group. Prior to founding Revolution Studios, Mr. Roth served as Chairman of the Walt Disney Studios from April 1996 to January 2000, Chairman of the Walt Disney Motion Picture Group from August 1994 to April 1996 and Chairman of Twentieth Century Fox from July 1989 to November 1992. In addition, Mr. Roth ran Caravan Pictures from 1992 to 1994. Prior to his time at Twentieth Century Fox, Mr. Roth was a producer/director and co-founded Morgan Creek Pictures. Mr. Roth is a graduate of Boston University.

Mr. Sonsini has served as a director of Pixar since April 1995 and served as Secretary from April 1995 to October 1995. He has been an attorney with the law firm of Wilson Sonsini Goodrich & Rosati since 1966 and currently serves as Chairman and Chief Executive Officer. Mr. Sonsini also serves as a director for Brocade Communications Systems, Inc., Echelon Corporation, Engenio Information Technologies, Inc., LSI Logic Corporation and Silicon Valley Bancshares. Mr. Sonsini received A.B. and L.L.B. degrees from the University of California, Berkeley.

Director Independence

The Board of Directors has determined that, with the exception of Messrs. Jobs and Catmull, each of its members is an “independent director” as defined by the listing standards of The Nasdaq Stock Market.

Meetings and Committees

The Board of Directors held a total of four meetings (including regularly scheduled and special meetings) during fiscal 2003 and also took certain actions by written consent. No incumbent director during the last fiscal year attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which he or she served. Pixar invites, but does not require, its directors to attend the Annual Meeting. Messrs. Jobs and Catmull attended the Annual Meeting in September 2003.

The Board of Directors of Pixar has two standing committees which were established in October 1995: an Audit Committee and a Compensation Committee.

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), consisted of Messrs. Graziano, Levy and Wadsworth during fiscal 2003. The Audit Committee currently consists of Ms. Decker and Messrs. Graziano, Levy and Wadsworth, each of whom is “independent” as such term is defined for audit committee members by the listing standards of The Nasdaq Stock Market. Mr. Wadsworth will step down from the committee upon the expiration of his current term as a director at the 2004 Annual Meeting. The Board of Directors has determined that each of Ms. Decker and Messrs. Graziano, Levy and Wadsworth is an “audit committee financial expert,” as defined under the rules of the Securities and Exchange Commission (“SEC”). The Audit Committee is responsible for (i) recommending engagement of Pixar’s independent auditors, (ii) approving the services performed by such auditors, (iii) consulting with such auditors and reviewing with them the results of their reviews and audits, (iv) reviewing and approving any material accounting policy changes affecting Pixar’s operating results, (v) reviewing Pixar’s control procedures and personnel, and (vi) reviewing and evaluating Pixar’s accounting principles and its system of internal accounting controls. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, which is included in this Proxy Statement as Appendix A. The Audit Committee charter is also available on Pixar’s website at http://corporate.pixar.com/governance.cfm. The Audit Committee held six meetings during fiscal 2003.

The Compensation Committee currently consists of Messrs. Graziano and Wadsworth, each of whom is “independent” as such term is defined by the listing standards of The Nasdaq Stock Market. Mr. Wadsworth will step down from the committee upon the expiration of his current term as a director at the 2004 Annual Meeting. The Compensation Committee is responsible for (i) reviewing and approving the compensation and benefits for Pixar’s officers and other employees, (ii) administering Pixar’s stock option plans and (iii) making recommendations to the Board of Directors regarding such matters. The Compensation Committee did not hold any meetings during fiscal 2003; however, it took certain actions by written consent. Pixar’s Board of Directors performed functions similar to those of the Compensation Committee during fiscal 2003.

Director Candidates

Although Pixar has no nominating committee or nominating committee charter, in accordance with the listing standards of The Nasdaq Stock Market, the Board of Director’s independent directors fulfill the role of a nominating committee. It is the view of the Board of Directors that it is appropriate not to have a nominating committee because of the active involvement of the independent directors in the nominating process.

The independent directors assist the Board of Directors in identifying and evaluating qualified individuals to become directors, determine the composition of the Board of Directors and its committees and monitor the process to assess Board of Director effectiveness. The consideration of any candidate for director will be based on the independent directors’ assessment of the individual’s background, experience, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board of Directors at that time. While the Board of Directors has not established specific minimum qualifications for director candidates, the independent directors believe that candidates and nominees should reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

The independent directors consider nominees proposed by a number of sources, including shareholders. Pixar’s newest director, Susan L. Decker, was initially suggested as a candidate by Pixar’s chief executive officer. Although Pixar has no formal policy regarding shareholder nominees, the independent directors believe that shareholder nominees should be viewed in substantially the same manner as other nominees. To recommend a prospective nominee for the independent directors’ consideration, shareholders should submit the candidate’s name and contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Pixar within the last three years and evidence of the nominating person’s ownership of Pixar Common Stock to Pixar’s Corporate Secretary in writing at the following address: 1200 Park Avenue, Emeryville, California 94608.

Communications with the Board of Directors

Pixar does not have formal procedures for shareholder communication with the Board of Directors. Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to Pixar’s Corporate Secretary at 1200 Park Avenue, Emeryville, California 94608, with a request to forward the same to the intended recipient. In general, all shareholder communications delivered to the Corporate Secretary for forwarding to the Board of Directors or specified directors will be forwarded in accordance with the shareholder’s instructions. However, the Corporate Secretary reserves the right not to forward to directors any abusive, threatening or otherwise inappropriate materials.

Director Compensation

Directors who are not employees of Pixar receive a fee of $1,000 for each meeting attended of the Board of Directors and a fee of $1,000 for each meeting attended of a committee of the Board of Directors if such committee meeting is not held in conjunction with a meeting of the Board of Directors. All directors are reimbursed for expenses incurred in attending such meetings. In lieu of compensation for attending each meeting, Mr. Levy receives health insurance coverage for himself and his dependants.

Non-employee directors are eligible to receive option grants pursuant to Pixar’s 1995 Director Option Plan (the “Director Plan”) which was adopted by the Board of Directors in October 1995, approved by the shareholders in November 1995 and took effect in November 1995. A total of 400,000 shares of Common Stock has been reserved for issuance under the Director Plan. As of July 14, 2004, 30,000 shares remained available for future grant under the Director Plan.

The Director Plan provides for an automatic grant of an option to purchase 30,000 shares of Common Stock (the “First Option”) to each non-employee director who first becomes a non-employee director (other than an employee director who ceases to be an employee but remains a director) after the effective date of the Director Plan on the date on which such person first becomes a non-employee director. Beginning on the third anniversary of the date he or she became an outside director, each non-employee director will automatically be granted an option to purchase 10,000 shares of Common Stock (a “Subsequent Option”) each year on the date of such anniversary, provided he or she is then a non-employee director. Each non-employee director will be eligible to receive a Subsequent Option, regardless of whether such non-employee director was eligible to receive a First Option. First Options and each Subsequent Option will have a term of 10 years. One-third of the shares subject to a First Option will vest one year after its date of grant and an additional one-third will vest at the end of each year thereafter, provided that the optionee continues to serve as a director on such dates. All of the shares subject to a Subsequent Option will vest one year after the date of the option grant, provided that the optionee continues to serve as a director on such date. The exercise prices of the First Option and each Subsequent Option will be 100% of the fair market value per share of Pixar’s Common Stock on the date of the grant of the option.

Mr. Sonsini was granted a Subsequent Option in April 2003 at an exercise price of $57.22 per share. Mr. Levy was granted a Subsequent Option in May 2003 at an exercise price of $54.23 per share. Messrs. Brittenham and Graziano were each granted Subsequent Options in September 2003 at an exercise price of $72.74 per share. Mr. Roth was granted a Subsequent Option in October 2003 at an exercise price of $67.46 per share. Messrs. Sonsini, Levy, Brittenham, Graziano and Roth, each a non-employee director, are eligible for Subsequent Options each year on the anniversary of the dates they became directors.

The terms of options to be granted to directors under the proposed Pixar 2004 Equity Incentive Plan, if approved by shareholders, will be substantially similar to the terms of options currently granted to directors under the Director Plan. See Proposal No. 2, “Approval of the Pixar 2004 Equity Incentive Plan.”

Required Vote

The eight nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under California law.

Recommendation

The Board of Directors recommends that Shareholders vote “for” the election of the nominees listed above.

PROPOSAL NO. 2

APPROVAL OF THE PIXAR 2004 EQUITY INCENTIVE PLAN

Pixar is asking shareholders to approve the 2004 Equity Incentive Plan (the “Plan”) so that it can use the Plan to achieve Pixar’s goals and also receive a federal income tax deduction for certain compensation paid under the Plan. The Board of Directors has approved the Plan, subject to shareholder approval at the Annual Meeting. If shareholders approve the Plan at the Annual Meeting, the Plan will replace Pixar’s 1995 Stock Plan and 1995 Director Option Plan.

Pixar provides stock options to its employees as an incentive to employees to increase long-term shareholder value. The Plan includes a variety of forms of equity awards, including stock options, stock purchase rights, restricted stock, performance units, and performance shares to allow Pixar to adapt its equity compensation program to meet the needs of Pixar in the highly dynamic business environment in which Pixar operates.

The Board of Directors strongly believes that the approval of the Plan is essential to Pixar’s continued success. Equity awards motivate high levels of performance, align the interests of employees and shareholders by giving employees the perspective of an owner with an equity stake in Pixar, and provide an effective means of recognizing employee contributions to the success of Pixar. The Board of Directors and management believe that equity awards are of great value in recruiting highly talented individuals who help Pixar meet its goals, as well as helping to retain Pixar’s very valuable current employees who often are highly recruited by competitors.

Description of the Plan

The following paragraphs provide a summary of the principal features of the Plan and its operation. The Plan is set forth in its entirety as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to the Plan.

Background and Purpose of the Plan.    The Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) performance units, and (5) performance shares (individually, an “Award”). The Plan is intended to attract, motivate, and retain (1) employees of Pixar and its affiliates, (2) consultants who provide significant services to Pixar and its affiliates, and (3) directors of Pixar who are employees of neither Pixar nor any affiliate. The Plan also is designed to encourage stock ownership by employees, directors, and consultants, thereby aligning their interests with those of Pixar’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

Administration of the Plan.    The Plan is administered by a committee (the “Committee”) appointed by the Board of Directors (or by the Board itself, as determined by the Board). The Committee generally consists of at least two directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) (so that Pixar is entitled to a federal tax deduction for certain compensation paid under the Plan).

Subject to the terms of the Plan, the Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Plan and outstanding Awards. The Committee also has authority to amend outstanding Awards to provide for a lower exercise price and/or permit the surrender or cancellation of outstanding Awards in exchange for Awards with a lower exercise price, a different type of Award, cash, and/or a combination thereof. The Committee may delegate any part of its authority and powers under the Plan to one or more directors and/or officers of Pixar; provided, however, the Committee generally may not delegate its authority and powers with respect to Awards intended to qualify as performance-based compensation under Section 162(m) if the delegation would cause the Awards to fail to so qualify.

Assuming shareholder approval, the Plan will be effective August 20, 2004 and Pixar’s 1995 Stock Plan and 1995 Director Option Plan will terminate on the same day (except with respect to awards previously granted under those plans that remain outstanding). The number of shares of Company Common Stock (“Shares”) initially reserved for issuance under the Plan will equal up to 2,000,000 Shares still available for issuance under the 1995 Stock Plan and 1995 Director Option Plan as of the date that those plans are terminated. Thus, there will be no immediate actual increase in Shares available for grant under Pixar’s equity incentive plans. To the extent any Shares otherwise would have returned to the 1995 Stock Plan or 1995 Director Option Plan as a result of the expiration, cancellation, or forfeiture of awards granted under the 1995 Stock Plan or 1995 Director Option Plan, those Shares instead will go into the reserve of shares available under the Plan. The maximum number of Shares that could be returned in this manner is 10,500,000. The total number of Shares available for grant under the Plan will be increased each January 1 (starting January 1, 2005 and ending January 1, 2014) by an amount equal to the lesser of (1) 3% of the outstanding Shares on the immediately preceding date, or (2) an amount determined by the Board. This is similar to the annual refresh provision in the 1995 Stock Plan. No more than 8,000,000 of the Shares available under the Plan may be issued pursuant to Awards of incentive stock options (see below).

If an Award is settled in cash, is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the Plan. Also, if Pixar experiences a stock dividend, reorganization, or other change in capital structure affecting the Shares, the Committee has the discretion to adjust the number of Shares available for issuance under the Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards.    The Committee selects the employees, consultants, and directors who will be granted Awards under the Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Committee has the discretion to select the participants.

Stock Options.    A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not Pixar, to more favorable tax treatment). The Committee will determine the number of Shares covered by each option, but during any fiscal year of Pixar, no participant may be granted options (and/or other Awards) covering more than 3,000,000 Shares.

The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. An exception would be made for any options that the Committee grants in substitution for options held by employees of companies that Pixar acquires (in which case the exercise price preserves the economic value of the employee’s cancelled option from his or her former employer).

In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Pixar or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

Options become exercisable at the times and on the terms established by the Committee. The Committee also establishes the time at which options expire, but the expiration may not be later than 10 years after the grant date (except in certain cases of death, in which case a participant’s option may remain exercisable for three years after the date of death).

The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the Plan. At the time of exercise, a participant must pay any taxes that Pixar is required to withhold.

Stock Appreciation Rights.    Stock appreciation rights (“SARs”) are awards that grant the participant the right to receive an amount (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Committee) equal to (1) the number of shares exercised, times (2) the amount by which Pixar’s stock price exceeds the exercise price. The exercise price is set by the Committee but cannot be less than 100% of the fair market value of the covered Shares on the grant date. A SAR may be exercised only if it becomes vested based on the vesting schedule established by the Committee. SARs expire under the same rules that apply to options and are subject to the same per-person limits (3,000,0000 covered Shares for SARs and/or other Awards in any fiscal year).

Restricted Stock.    Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Committee. The Committee determines the number of Shares of restricted stock granted to any participant, but during any fiscal year of Pixar, no participant may be granted more than 3,000,000 Shares of restricted stock (and/or other Awards).

In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate. Notwithstanding the foregoing, if the Committee desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see “Performance Goals” below for more information).

A holder of restricted stock will have full voting rights, unless determined otherwise by the Committee. A holder of restricted stock also generally will be entitled to receive all dividends and other distributions paid with respect to Shares; provided, however, that dividends and distributions generally will be subject to the same vesting criteria as the Shares upon which the dividend or distribution was paid.

Performance Units and Performance Shares.    Performance units and performance shares are Awards that result in a payment to a participant (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Committee) only if performance goals and/or other vesting criteria established by the Committee are achieved or the Awards otherwise vest. The applicable performance goals or vesting criteria (which may be based solely on continued service to Pixar and its affiliates) will be determined by the Committee, and may be applied on a company-wide, business unit or individual basis, as deemed appropriate in light of the participant’s specific responsibilities (see “Performance Goals” below for more information).

During any fiscal year of Pixar, no participant may receive performance units having an initial value greater than $3,000,000. The Committee establishes the initial value of each performance unit on the date grant. Additionally, grants of performance shares are subject to the same per-person limits as restricted stock (3,000,000 Shares and/or other Awards in any fiscal year).

Non-Employee Director Awards.    In addition to discretionary Awards granted by the Committee, if any, each non-employee director receives automatic, non-discretionary stock option grants under the Plan. The terms of these automatic option grants generally are the same as under Pixar’s 1995 Director Option Plan.

All non-employee directors of Pixar are granted, as of the date they are appointed or elected to the Board of Directors, a nonqualified stock option to purchase 30,000 Shares. These initial grants vest in three equal annual installments commencing one year following the date of grant, provided that the individual remains a director on each vesting date.

On the anniversary of a director’s start date on the Board, if he or she still is on the Board, he or she automatically is granted a nonqualified stock option to purchase 10,000 Shares. These reoccurring grants vest on the first anniversary of their respective dates. No options are granted under this feature until a director’s third anniversary on the Board.

Both the initial grants and the reoccurring grants have an exercise price equal to the fair market value of the covered Shares on the date of grant. Additionally, both types of grants have a maximum term of ten years. In the event of the director’s termination as a result of death or disability, the director’s initial and reoccurring grants immediately vest as to all of the covered Shares.

Performance Goals.    The Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award. At the Committee’s discretion, one or more of the following performance goals may apply:

•	Earnings per share.

•	Profit after tax.

•	Return on equity.

•	Revenue.

•	Total shareholder return.

Each of these goals is defined in the Plan. Any criteria used may be measured, as applicable (1) in absolute terms, (2) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (3) on a per-share basis, (4) against the performance of Pixar as a whole or of a particular audio/visual product, software product or any other related product of Pixar, and/or (5) on a pre-tax or after-tax basis.

By granting awards that vest upon achievement of performance goals, the Committee may be able to preserve Pixar’s deduction for certain compensation in excess of $1,000,000. Section 162(m) limits Pixar’s ability to deduct annual compensation paid to Pixar’s Chief Executive Officer or any other of Pixar’s four most highly compensated executive officers to $1,000,000 per individual. However, Pixar can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include shareholder approval of the Plan, setting limits on the number of Awards that any individual may receive, and for Awards other than stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The performance goals listed above, as well as the per-person limits on shares covered by Awards, permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Pixar to receive a federal income tax deduction in connection with such Awards.

Limited Transferability of Awards.    Awards granted under the Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may permit an individual to transfer an Award to an individual or entity. Any transfer shall be made in accordance with procedures established by the Committee.

Awards to be Granted to Certain Individuals and Groups.    The number of Awards (if any) that an employee, consultant, or director may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. Pixar’s executive officers and directors have an interest in this proposal because they are eligible to receive Awards under the Plan. The following table sets forth (1) the total number of Shares subject to options granted under the 1995 Stock Plan and 1995 Director Option Plan to the individuals and groups shown during the last fiscal year and (2) the average per Share exercise price of such options. No stock purchase rights or other awards were granted under the 1995 Stock Plan and 1995 Director Option Plan during the last fiscal year. The last reported trade price for Shares on July 14, 2004 was $69.00 per share.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
Steve Jobs Chairman, Chief Executive Officer	—	—
Edwin E. Catmull President	—	—
Ann Mather Former Executive Vice President, Chief Financial Officer	—	—
John Lasseter Executive Vice President, Creative	—	—
Sarah McArthur Executive Vice President, Production	—	—
Lois Scali Executive Vice President, General Counsel	300,000	$50.19
All executive officers, as a group	300,000	$50.19
All directors who are not executive officers, as a group (1)	50,000	$64.88
All employees who are not executive officers, as a group	1,300,750	$57.32

(1)	Pursuant to the 1995 Director Option Plan’s automatic, non-discretionary formula, each eligible non-employee director received a nonqualified stock option for 10,000 Shares.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Pixar of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options and Stock Appreciation Rights.    No taxable income is recognized when a nonqualified stock option or a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss.

Incentive Stock Options.    No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be capital gain or loss.

Restricted Stock, Performance Units, and Performance Shares.    A participant generally will not have taxable income upon grant of restricted stock, performance units, or performance shares. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting date) of the Shares or cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

Tax Effect for Pixar.    Pixar generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). As discussed above, special rules limit the deductibility of compensation paid to Pixar’s Chief Executive Officer and to each of the next four most highly compensated executive officers. However, the Plan has been designed to permit the Committee to grant Awards that qualify as performance-based compensation under Section 162(m), thereby permitting Pixar to receive a federal income tax deduction in connection with such Awards.

Amendment and Termination of the Plan

The Board generally may amend or terminate the Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent.

Summary

Pixar believes strongly that the approval of the Plan is essential to its continued success. Awards such as those provided under the Plan constitute an important incentive and help Pixar to attract and retain people whose skills and performance are critical to Pixar’s success. Pixar’s employees and directors are its most important asset. The Plan is vital to Pixar’s ability to attract and retain outstanding and highly skilled individuals to work for Pixar and to serve on its Board of Directors.

Required Vote

The affirmative vote of a majority of the votes duly cast for this proposal at the Annual Meeting is required to approve the Pixar 2004 Equity Incentive Plan.

Recommendation

The Board of Directors recommends that Shareholders vote “for” the adoption of the Pixar 2004 Equity Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP, independent registered public accounting firm, to audit the financial statements of Pixar for the fiscal year ending January 1, 2005. KPMG LLP has audited Pixar’s financial statements since Pixar’s inception. A representative of KPMG LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Required Vote

The Audit Committee of the Board of Directors has conditioned its appointment of Pixar’s independent registered public accounting firm upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event that the shareholders do not approve the selection of KPMG LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

Recommendation

The Board of Directors recommends that Shareholders vote “for” the ratification of the appointment of KPMG LLP as Pixar’s Independent Registered Public Accounting Firm.

Accounting Fees

The following table shows the fees paid or accrued by Pixar for the audit and other services provided by KPMG LLP for fiscal years 2002 and 2003:

	Fiscal Year
	2002	2003
Audit Fees(1)	$215,220	$238,767
Audit-Related Fees(2)	7,355	19,563
Tax Fees(3)	173,339	74,390
All Other Fees	—	—

Total:	$395,984	$332,720

(1)	These are fees for professional services performed by KPMG LLP for the audit of the annual financial statements included in Pixar’s annual report on Form 10-K and review of financial statements included in Pixar’s quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	These fees consisted primarily of advisory services rendered in conjunction with Pixar’s preliminary assessment of its readiness to meet the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 pertaining to internal controls over financial reporting and accounting consultations regarding accounting and financial reporting.

(3)	These are fees for professional services performed by KPMG LLP with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for Pixar; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of KPMG LLP was approved in advance by the Audit Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock of Pixar as of July 14, 2004 for the following: (1) each person who is known by Pixar to own beneficially more than 5% of the outstanding shares of Pixar’s Common Stock; (2) each of the Named Officers (as defined in the Summary Compensation Table); (3) each of Pixar’s directors; and (4) all directors and executive officers of Pixar as a group.

Name of Beneficial Owner	Number of Shares (1)	Percent of Total (1)
Steve Jobs c/o Pixar 1200 Park Avenue Emeryville, CA 94608	30,000,001	53.10%
The TCW Group, Inc. (2) 865 South Figueroa Street Los Angeles, CA 90017	9,585,276	16.97%
Entities affiliated with FMR Corp. (3) 82 Devonshire Street Boston, MA 02109	6,743,561	11.94%
Edwin E. Catmull (4)	443,800	*
John Lasseter (5)	331,504	*
Ann Mather (6)	—	—
Sarah McArthur (7)	95,000	*
Lois Scali (8)	75,000	*
Skip M. Brittenham (9)	90,000	*
Susan L. Decker	5,000	*
Joseph A. Graziano (10)	20,000	*
Lawrence B. Levy (11)	45,010	*
Joe Roth (12)	30,000	*
Larry W. Sonsini (13)	21,365	*
John S. Wadsworth, Jr. (14)	25,000	*

All directors and executive officers as a group (13 persons) (15)	31,181,680	54.55%

*	Represents less than 1% of the total.

(1)	Based on 56,493,429 shares outstanding on July 14, 2004. The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of July 14, 2004 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2)	As indicated in the Schedule 13G filed by The TCW Group, Inc. pursuant to the Exchange Act on February 10, 2004.

(3)	As indicated in the Schedule 13G filed by FMR Corp. pursuant to the Exchange Act on February 17, 2004. The following natural persons exercise dispositive power for the shares held by entities affiliated with FMR Corp.: Edward C. Johnson 3d and Abigail P. Johnson.

(4)	Includes 190,000 shares subject to options that are exercisable within 60 days of July 14, 2004.

(5)	Includes 120,013 shares subject to options that are exercisable within 60 days of July 14, 2004.

(6)	Ms. Mather retired in May 2004 from her position as Executive Vice President, Chief Financial Officer and Secretary of Pixar. Simon T. Bax was appointed Executive Vice President, Chief Financial Officer and Secretary by the Board of Directors in May 2004.

(7)	All such shares are subject to options that are exercisable within 60 days of July 14, 2004.

(8)	All such shares are subject to options that are exercisable within 60 days of July 14, 2004.

(9)	All such shares are subject to options that are exercisable within 60 days of July 14, 2004.

(10)	All such shares are subject to options that are exercisable within 60 days of July 14, 2004.

(11)	Includes 20,000 shares subject to options that are exercisable within 60 days of July 14, 2004.

(12)	All such shares are subject to options that are exercisable within 60 days of July 14, 2004.

(13)	Includes 16,837 shares subject to options that are exercisable within 60 days of July 14, 2004.

(14)	Includes 10,000 shares subject to options that are exercisable within 60 days of July 14, 2004.

(15)	Includes 666,850 shares subject to options that are exercisable within 60 days of July 14, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires Pixar’s executive officers, directors and persons who own more than 10% of Pixar’s Common Stock, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such executive officers, directors and 10% shareholders are also required by SEC rules to furnish Pixar with copies of all such forms that they file.

Based solely on its review of the copies of such forms received by Pixar and written representations from certain reporting persons that no Forms 5 were required for such persons, Pixar believes that during fiscal 2003 all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Pixar’s Compensation Committee was formed in October 1995 and currently consists of Messrs. Graziano and Wadsworth. No interlocking relationship exists between any member of Pixar’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of Pixar.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under Pixar’s compensation plans as of January 3, 2004.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	9,995,609	$34.15	2,336,178	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	9,995,609	$34.15	2,336,178	(1)

(1)	Pixar’s 1995 Stock Plan incorporates an evergreen formula pursuant to which on January 1 of each year the aggregate number of shares reserved for issuance under the 1995 Stock Plan will increase by a number of shares equal to 3% of the total issued and outstanding shares as of that date. Pursuant to the evergreen formula, 1,586,832 shares were added to the shares reserved for issuance on January 1, 2003 and 1,663,466 shares were added to the shares reserved for issuance on January 1, 2004.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table shows, as to the Chief Executive Officer and each of the five most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year (the “Named Officers”), information concerning compensation paid for services to Pixar in all capacities during the last three fiscal years.

		Annual Compensation			Long Term Compensation Awards Securities Underlying Options	All Other Compensation
Name and Principal Position	Year	Salary(1)	Bonus
Steve Jobs	2003	$53	$—		—	$—
Chairman, Chief Executive Officer	2002	52	—		—	—
	2001	52	—		—	—

Edwin E. Catmull	2003	530,012	120,003		—	2,150	(2)
President	2002	521,950	43,334		—	2,000	(3)
	2001	498,088	—			2,000	(3)

Ann Mather	2003	445,221	100,805		—	2,126	(2)
Former Executive Vice President,	2002	432,474	36,401		—	2,000	(3)
Chief Financial Officer(4)	2001	416,074	—		—	2,000	(3)

John Lasseter	2003	2,776,988	—		—	3,325	(2)
Executive Vice President, Creative	2002	2,595,542	—		—	2,000	(3)
	2001	2,122,694	5,000,000	(5)		573,044	(6)

Sarah McArthur	2003	445,221	100,805		—	2,126	(2)
Executive Vice President, Production	2002	437,308	36,401		—	2,000	(3)
	2001	419,246	—		—	2,000	(3)

Lois Scali	2003	347,131	207,217	(8)	300,000	2,210	(2)
Executive Vice President, General	2002	—	—		—	—
Counsel(7)	2001	—	—		—	—

(1)	For fiscal 2003, amounts shown represent 53 weeks of salary.

(2)	This amount includes employer-matching contributions through January 3, 2004. One additional week was expensed for the employer-matching contributions because fiscal 2003 was a 53-week year.

(3)	Commencing January 1, 2001, employer-matching contribution under Pixar’s 401K plan.

(4)	Ms. Mather retired in May 2004 from her position as Executive Vice President, Chief Financial Officer and Secretary of Pixar. Simon T. Bax was appointed Executive Vice President, Chief Financial Officer and Secretary by the Board of Directors in May 2004.

(5)	This amount includes $60,000 that was paid to a third party.

(6)	This amount includes $332,947 paid in lieu of vacation, $238,097 paid in lieu of a sabbatical and $2,000 employer 401K match.

(7)	Ms. Scali joined Pixar in March 2003.

(8)	Includes a signing bonus of $200,000, a portion of which is reimbursable to Pixar if Ms. Scali leaves voluntarily within 18 months of her commencement of employment.

Option Grants in Last Fiscal Year

The following table sets forth, for each of the Named Officers, the stock options granted under Pixar’s stock option plans during fiscal 2003.

Name	Number of Securities Underlying Options Granted(1)		% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price ($/SH)	Expiration Date(3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
						5%	10%
Steve Jobs	—		—	—	—	—	—
Edwin E. Catmull	—		—	—	—	—	—
Ann Mather	—		—	—	—	—	—
John Lasseter	—		—	—	—	—	—
Sarah McArthur	—		—	—	—	—	—
Lois Scali	300,000	(5)	18.74%	$50.19	03/13/13	$9,469,266	$23,996,980

(1)	Options were granted under the 1995 Stock Plan and have exercise prices equal to the fair market value on the date of grant.

(2)	Pixar granted options to purchase 1,600,750 shares of Common Stock to employees in fiscal 2003.

(3)	Options may terminate before their expiration upon the termination of optionee’s status as an employee or consultant, the optionee’s death or an acquisition of Pixar.

(4)	The 5% and 10% assumed rates of appreciation are provided in accordance with rules of the SEC and do not represent Pixar’s estimates or projections of future Common Stock price growth. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to date.

(5)	This option is a nonstatutory stock option, which vests over a four-year period at the rate of one-fourth at the end of each year from the vesting start date.

Option Exercises and Holdings

The following table sets forth, for each of the Named Officers, certain information concerning stock options exercised during fiscal 2003, and the number of shares subject to both exercisable and unexercisable stock options as of January 3, 2004. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of Pixar’s Common Stock as of January 3, 2004.

Name	Number of Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options At Fiscal Year End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steve Jobs	—	$—	—	—	$—	$—
Edwin E. Catmull	50,000	1,696,752	175,000	250,000	7,455,000	10,650,000
Ann Mather	—	—	125,000	—	4,395,313	—
John Lasseter	195,000	9,016,360	285,010	699,990	12,141,426	29,819,574
Sarah McArthur	50,000	2,331,598	100,000	100,000	4,772,500	4,772,500
Lois Scali	—	—	—	300,000	—	5,673,000

(1)	Market value of underlying securities based on the closing price of Pixar’s Common Stock on January 2, 2004 (the last trading day of fiscal 2003) on the Nasdaq National Market of $69.10 minus the exercise price.

Employment Agreements

In March 2001, Pixar entered into an employment agreement with John Lasseter (the “Employment Agreement”), which has a term of 10 years. The Employment Agreement supersedes Pixar’s prior employment agreement with Mr. Lasseter, which was entered into in February 1997. Pursuant to the Employment Agreement, Mr. Lasseter received a signing bonus of $5,000,000, of which $60,000 was paid to a third party. The Employment Agreement provided for an initial annual salary of $2,500,000 with 5% annual increases. In connection with the Employment Agreement, Mr. Lasseter was previously granted an option to purchase 1,000,000 shares of Pixar Common Stock at the fair market value on the date of such grant. The option vests on an equal monthly basis over the ten-year term of the agreement, except for options that vest on the last month will vest on the penultimate month of this ten-year period. Under the Employment Agreement, Mr. Lasseter will direct three Feature Films (a Feature Film is defined as a feature-length animated motion picture) and he has the option to direct certain sequels to Feature Films he has directed if Pixar elects to produce such sequels within 12 years of the initial release of the applicable Feature Film. In addition, at Pixar’s request, Mr. Lasseter will provide writing services and supervisory services to create stories, treatments and screenplays for Feature Films, and Mr. Lasseter will also provide executive producing services on Feature Films, made-for-home videos and short-subject motion pictures that Mr. Lasseter does not direct. During the term of the Employment Agreement, Mr. Lasseter is prohibited from accepting other employment and from becoming financially interested or associated with any entity engaged in a related or competitive business. Pixar can terminate the Employment Agreement at any time for any reason. If Pixar terminates Mr. Lasseter’s employment without cause, Pixar must (1) pay an amount equal to 75% of the balance of the salary Mr. Lasseter would have earned through the remainder of the term of the Employment Agreement and (2) accelerate the unvested portion of Mr. Lasseter’s option so that the option would be exercisable in full. In addition, Mr. Lasseter would be able to accept employment with any third party. In the event of a “change of control,” as defined in the Employment Agreement, Pixar must accelerate the unvested portion of Mr. Lasseter’s option so that the option would be exercisable in full, and Pixar may be required to pay Mr. Lasseter certain payments described in the Employment Agreement.

In March 2003, Pixar agreed with Ms. Scali that in the event that Ms. Scali is terminated for reasons other than cause during her first 18 months of employment, Pixar will pay an amount equal to her then-current monthly salary times the number of months remaining in her first 18 months of employment.

CERTAIN TRANSACTIONS

Pixar has engaged the law firm of Ziffren, Brittenham, Branca, Fischer, Gilbert-Lurie & Stiffelman (“Ziffren”) to handle certain matters. Skip M. Brittenham, a director of Pixar, is a senior partner of the firm. Pixar has also engaged the law firm of Wilson Sonsini Goodrich & Rosati (“WSGR”) to handle certain legal matters. Larry W. Sonsini, a director of Pixar, is Chairman and Chief Executive Officer of WSGR. Pixar also has obligations to pay portions of any revenue derived from each feature film produced under the Co-Production Agreement to Ziffren in consideration for services rendered. Payments by Pixar to each of Ziffren and WSGR did not exceed five percent of either law firm’s respective gross revenues in the last fiscal year of either such firm.

In June 2003, Pixar entered into a Reimbursement Agreement with its Chief Executive Officer, Steve Jobs, for the reimbursement of expenses incurred by Mr. Jobs in the operation of his private plane when used for Pixar business. During fiscal 2003, Pixar incurred a total of approximately $91,000 of such expenses.

Pixar believes that all of the transactions set forth above were made on terms no less favorable to Pixar than could have been obtained from unaffiliated third parties.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary role of the Audit Committee is to provide oversight and monitoring of Pixar’s management and the independent registered public accounting firm and their activities with respect to Pixar’s financial reporting process. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with KPMG LLP and management;

•	discussed with KPMG LLP, its independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect; and

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with KPMG LLP their independence.

Based upon the review and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Pixar’s Annual Report on Form 10-K for the year ended January 3, 2004.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

Joseph A. Graziano
Lawrence B. Levy
John S. Wadsworth, Jr.

*	Messrs. Graziano, Levy and Wadsworth were members of the Audit Committee when it recommended to the Board of Directors that the audited financial statements be included in Pixar’s Annual Report on Form 10-K for the year ended January 3, 2004. Ms. Decker joined the Audit Committee in June 2004.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors (the “Committee”) was formed in October 1995 and is responsible for reviewing the compensation and benefits for Pixar’s executive officers, as well as supervising and making recommendations to the Board of Directors on compensation matters generally. The Committee also administers Pixar’s stock option plans and makes grants to executive officers under the 1995 Stock Plan.

Compensation Philosophy

The Committee’s compensation philosophy is to provide cash and equity incentives to Pixar’s executive officers and other employees to attract personnel of the highest caliber in order to maintain Pixar’s competitive position. The goals of the Committee are to:

•	attract, retain and motivate highly qualified executive officers and employees who contribute to the long-term success of Pixar;

•	align the compensation of executive officers with business objectives and performance; and

•	align incentives for executive officers with the interests of shareholders in maximizing value.

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million to the Named Officers. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, Pixar has not adopted a policy that all compensation must be deductible.

Elements of Compensation

The compensation for executive officers is based on two elements: Base Compensation and Long-Term Incentive Compensation.

Base Compensation is determined on the basis of the level of responsibility, expertise and experience of the executive officer, taking into account competitive conditions in the industry. Mr. Lasseter is compensated pursuant to an employment agreement. See “Executive Officer Compensation—Employment Agreements.” The compensation of the other executive officers, except for the Chief Executive Officer who received $53.00 in fiscal 2003, is reviewed annually by the Committee and increased on the basis of performance, Pixar’s financial results for the previous year and competitive conditions.

Long-Term Incentive Compensation is provided through grants of stock options pursuant to Pixar’s 1995 Stock Plan. Ownership of Pixar’s Common Stock is a key element of executive compensation and is intended to provide additional incentives to the executive officers to maximize shareholder value. Executive officers and other employees of Pixar are eligible to participate in the 1995 Stock Plan. The 1995 Stock Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board of Directors or the Committee may determine. In determining the size of a stock option grant to a new executive officer or other employee, the Committee takes into account equity participation by comparable employees within Pixar, external competitive circumstances and other relevant factors. Additional options may be granted to current executive officers and employees to reward exceptional performance or to provide additional unvested equity incentives. These options typically vest over a four-year period and thus require the employee’s continuing service to Pixar. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the shareholders.

Compensation of the Chief Executive Officer

Pixar’s Chief Executive Officer received $53.00 in compensation for his services in fiscal 2003.

THE BOARD OF DIRECTORS

Steve Jobs
Edwin E. Catmull
Skip M. Brittenham
Susan L. Decker
Joseph A. Graziano
Lawrence B. Levy
Joe Roth
Larry W. Sonsini
John S. Wadsworth, Jr.

PIXAR STOCK PRICE PERFORMANCE GRAPH

The following graph shows a 65 month comparison of Pixar’s cumulative total shareholder return with those of the Nasdaq Stock Market Index-U.S., the Standard & Poor’s Movies and Entertainment Index and the Standard & Poor’s Information Technology Index. The graph assumes that $100 was invested on December 31, 1998 in (i) Pixar’s Common Stock and (ii) in each of the indices as noted below, including reinvestment of dividends. No dividends have been paid or declared on Pixar’s Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

OTHER MATTERS

Pixar knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as Pixar may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares, which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope, which has been enclosed.

THE BOARD OF DIRECTORS

Emeryville, California

July 23, 2004

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

PIXAR

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

PIXAR

1.    Purpose.

The purpose of the Audit Committee of the Board of Directors of Pixar (the “Company”) shall be to:

•	provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•	assist the Board of Directors in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) the Company’s internal accounting and financial controls; and

•	provide to the Board of Directors such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

2.    Membership and Organization.

Composition.    The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	each member will be an independent director in accordance with (1) the Audit Committee requirements of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”) and (2) the rules of the SEC;

•	each member will be able to read and understand fundamental financial statements, in accordance with the Audit Committee requirements of the Nasdaq Rules;

•	at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities; and

•	at least one member will be an “audit committee financial expert” as defined in the rules of the SEC.

Meetings.    The Audit Committee will meet at least four times annually. The Audit Committee may establish its own meeting schedule. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company, at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly.

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Compensation.    Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

3.    Responsibilities and Duties.

The responsibilities and duties of the Audit Committee shall include:

Review Procedures

•	reviewing the reports of management and the independent auditors concerning the design, implementation and maintenance of the Company’s internal controls and procedures for financial reporting, including meeting periodically with the Company’s management and the independent auditors to review their assessment of the adequacy of such controls, and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	reviewing and providing guidance with respect to the external audit by (1) reviewing the independent auditors’ proposed audit scope and approach, (2) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, and (3) reviewing reports submitted to the audit committee by the independent auditors in accordance with applicable SEC requirements;

•	conducting a post-audit review of the financial statements and audit findings, including any suggestions for improvements provided to management by the independent auditors, and management’s response to such suggestions;

•	reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	reviewing and approving in advance any proposed related party transactions;

•	reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	reviewing its own charter and processes at least annually;

Independent Auditors

•	appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	reviewing the independence of the outside auditors, including (1) obtaining on a periodic basis a formal written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (2) presenting this statement to the Board, and (3) to the extent there are relationships, monitoring and investigating them;

•	pre-approving audit and permissible non-audit services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings;

Regulatory Compliance and Other Matters

•	overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	reviewing management’s monitoring of compliance with the Foreign Corrupt Practices Act;

•	reviewing, approving and monitoring the Company’s code of ethics for its principal executive and senior financial officers;

•	providing a report for inclusion in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

In addition, the Audit Committee may retain, as appropriate, and compensate outside legal, accounting or other advisors to advise or assist the Audit Committee in the performance of any of the responsibilities and duties set forth above.

APPENDIX B

PIXAR

2004 EQUITY INCENTIVE PLAN

(Effective August 20, 2004)

PIXAR

2004 EQUITY INCENTIVE PLAN

SECTION 1

BACKGROUND AND PURPOSE

1.1    Background and Effective Date.    The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares. The Plan is effective as of August 20, 2004 upon approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2004 Annual Meeting of Shareholders of the Company.

1.2    Purpose of the Plan.    The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Subsidiaries, (b) consultants who provide significant services to the Company and its Subsidiaries, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1    “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2    “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3    “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

2.4    “Award Agreement” means the written agreement setting forth the terms and conditions applicable to each Award granted under the Plan.

2.5    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7    “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.8    “Company” means Pixar, a California corporation, or any successor thereto.

2.9    “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Subsidiaries, but who is neither an Employee nor a Director.

2.10    “Director” means any individual who is a member of the Board of Directors of the Company.

2.11    “Disability” means a permanent disability in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.12    “Earnings Per Share” means as to any Performance Period, the Company’s Profit After Tax, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.13    “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.14    “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c).

2.15    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.16    “Fair Market Value” means the closing per share selling price for Shares on Nasdaq on the relevant date, or if there were no sales on such date, average of the closing sales prices on the immediately following and preceding trading dates, in either case as reported by The Wall Street Journal or such other source selected in the discretion of the Committee (or its delegate). Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.17    “Fiscal Year” means the fiscal year of the Company.

2.18    “Grant Date” means, with respect to an Award, the date that the Award was granted. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

2.19    “Incentive Stock Option” means an Option to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.20    “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.21    “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.22    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.23    “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.24    “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Earnings Per Share, (b) Profit After Tax, (c) Return on Equity, (d) Revenue, and (e) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or of a particular audio/visual product or software product of the Company or any other Company product related to such products, and/or (v) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee shall determine whether any element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

2.25    “Performance Period” means any Fiscal Year or such longer period as determined by the Committee in its sole discretion.

2.26    “Performance Share” means an Award granted to a Participant pursuant to Section 9.

2.27    “Performance Unit” means an Award granted to a Participant pursuant to Section 8.

2.28    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.29    “Plan” means the Pixar 2004 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.30    “Profit After Tax” means as to any Performance Period, the Company’s income after taxes, determined in accordance with generally accepted accounting principles.

2.31    “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.32    “Retirement” means, in the case of an Employee or a Nonemployee Director, a Termination of Service occurring in accordance with a policy or policies established by the Committee (in its discretion) from time to time. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

2.33    “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Profit After Tax divided by average shareholder’s equity, determined in accordance with generally accepted accounting principles.

2.34    “Revenue” means as to any Performance Period, the Company’s net revenues generated from third parties, determined in accordance with generally accepted accounting principles.

2.35    “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.36    “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.37    “Shares” means the shares of common stock of the Company.

2.38    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.39    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company

(other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.40    “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board.

2.41    “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1    The Committee.    The Plan shall be administered by the Committee (and/or the Board, as determined by the Board). The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. Unless determined otherwise by the Board, the Committee shall be comprised solely of Directors who are (a) ”outside directors” under Section 162(m) of the Code, and (b) ”non-employee directors” under Rule 16b-3.

3.2    Authority of the Committee.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) implement an Exchange Program, (f) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (g) interpret, amend or revoke any such rules.

3.3    Delegation by the Committee.    The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company. Notwithstanding the foregoing, with respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may not delegate its authority and powers with respect to such Awards if such delegation would cause the Awards to fail to so qualify (unless determined otherwise by the Board).

3.4    Decisions Binding.    All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3, the total number of Shares available for issuance under the Plan initially shall equal the sum of (a) the number of Shares (not to exceed 2,000,000) that remain available for grant under the Company’s 1995 Stock Plan and 1995 Director Option Plan as of August 20, 2004, and (b) any Shares (not to exceed 10,500,000) that otherwise would have been returned to the 1995 Stock Plan and 1995 Director Option Plan after August 20, 2004 on account of the expiration, cancellation or forfeiture of awards granted thereunder. In addition, on each January 1 (beginning January 1, 2005 and ending January 1, 2014) the number of Shares available under the Plan shall be increased by an amount equal to the lesser of (i) 3% of the outstanding Shares on the immediately preceding date, or (ii) an amount determined by the Board. No more than 8,000,000 of the Shares available under the Plan may be issued pursuant to Awards that are Incentive Stock Options. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2    Lapsed Awards.    If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award, except as determined by the Committee.

4.3    Adjustments in Awards and Authorized Shares.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares that may be issued under the Plan, the number and class of Shares that may be added annually to the Shares reserved under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 4.1, 5.1, 6.1, 7.1, 8.1, 9.1 and 10.1. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options (and/or other Awards) covering more than a total of 3,000,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3    Exercise Price.    Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1    Nonqualified Stock Options.    The Exercise Price of each Nonqualified Stock option shall be determined by the Committee in its discretion but shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2    Incentive Stock Options.    In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3    Substitute Options.    Notwithstanding the provisions of Section 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Nonemployee Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4    Expiration of Options.

5.4.1    Expiration Dates.    Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement; or

(b) The expiration of ten (10) years from the Grant Date.

5.4.2    Death of Participant.    Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death.

5.4.3    Committee Discretion.    Subject to the ten and thirteen-year limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5    Exercisability of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6    Payment.    Options shall be exercised by the Participant giving notice and following such procedures as the Company (or its designee) may specify from time to time. Exercise of an Option also requires that the Participant make arrangements satisfactory to the Company for full payment of the Exercise Price for the Shares. All exercise notices shall be given in the form and manner specified by the Company from time to time. The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. Any Shares tendered in payment of the Exercise Price of an Option must have been owned by the Participant (or any beneficiary) for at least six (6) months prior to the date of exercise, unless determined otherwise by Committee (in its sole discretion). As soon as practicable after receipt of a notification of exercise satisfactory to the Company and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8    Certain Additional Provisions for Incentive Stock Options.

5.8.1    Exercisability.    The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2    Termination of Service.    No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option).

5.8.3    Employees Only.    Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4    Expiration.    No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1    Grant of SARs.    Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.1.1    Number of Shares.    The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs (and/or other Awards) covering more than a total of 3,000,000 Shares.

6.1.2    Exercise Price and Other Terms.    The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The Exercise Price of each SAR shall be determined by the Committee in its discretion but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.2    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3    Expiration of SARs.    An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.4    Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of 3,000,000 Shares of Restricted Stock (and/or other Awards).

7.2    Restricted Stock Agreement.    Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3    Transferability.    Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4    Other Restrictions.    The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1    General Restrictions.    The Committee may set restrictions based upon continued employment or service with the Company and its Affiliates, the achievement of specific performance objectives (Company-wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3    Legend on Certificates.    The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5    Removal of Restrictions.    Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate and the Shares shall be freely transferable by the Participant. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

7.6    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

7.8    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

PERFORMANCE UNITS

8.1    Grant of Performance Units.    Performance Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units granted to each Participant provided that during any Fiscal Year, no Participant shall receive Performance Units having an initial value greater than $3,000,000.

8.2    Value of Performance Units.    Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date.

8.3    Performance Objectives and Other Terms.    The Committee, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units that will be paid out to the Participants. Each Award of Performance Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3.1    General Performance Objectives or Vesting Criteria.    The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

8.3.2    Section 162(m) Performance Objectives.    For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.4    Earning of Performance Units.    After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit.

8.5    Form and Timing of Payment of Performance Units.    Payment of earned Performance Units shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period) or in a combination thereof.

8.6    Cancellation of Performance Units.    On the date set forth in the Award Agreement, all unearned or unvested Performance Units shall be forfeited to the Company, and again shall be available for grant under the Plan.

SECTION 9

PERFORMANCE SHARES

9.1    Grant of Performance Shares.    Performance Shares may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 3,000,000 Performance Shares (and/or other Awards).

9.2    Value of Performance Shares.    Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

9.3    Performance Share Agreement.    Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Performance Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4    Performance Objectives and Other Terms.    The Committee, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Shares that will be paid out to the Participants. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4.1    General Performance Objectives or Vesting Criteria.    The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

9.4.2    Section 162(m) Performance Objectives.    For purposes of qualifying grants of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Shares that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.5    Earning of Performance Shares.    After the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Share.

9.6    Form and Timing of Payment of Performance Shares.    Payment of vested Performance Shares shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 11.1). The Committee, in its sole discretion, may pay Performance Shares in the form of cash, in Shares or in a combination thereof.

9.7    Cancellation of Performance Shares.    On the date set forth in the Award Agreement, all unvested Performance Shares shall be forfeited to the Company, and except as otherwise determined by the Committee, again shall be available for grant under the Plan.

SECTION 10

NONEMPLOYEE DIRECTOR OPTIONS

10.1    Granting of Options.

10.1.1    Initial Grants.    Each Nonemployee Director who first becomes a Nonemployee Director on or after the effective date of this Plan, automatically shall receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, an Option to purchase 30,000 Shares.

10.1.2    Ongoing Grants.    Each Nonemployee Director who has served as such continuously for at least three years, automatically shall receive, as of each annual anniversary of the date on which he or she first became a Nonemployee Director, an Option to purchase 10,000 Shares. Notwithstanding the preceding, (a) a Nonemployee Director shall receive an Option only if he or she has not incurred a Termination of Service prior to the scheduled Grant Date, and (b) shall receive an Option pursuant to the preceding sentence only for any annual anniversaries that fall on or after the effective date of the Plan.

10.2    Terms of Options.

10.2.1    Option Agreement.    Each Option granted pursuant to this Section 10 shall be evidenced by a written Award Agreement between the Participant and the Company.

10.2.2    Exercise Price.    The Exercise Price for the Shares subject to each Option granted pursuant to this Section 10 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

10.2.3    Exercisability.

(a) Each Option granted pursuant to Section 10.1.1 shall become exercisable as to 33% of the Shares (covered by the Option on the Grant Date) on the first annual anniversary of the Grant Date, and as to an additional 33% of the Shares on each succeeding annual anniversary, so that the Option shall be 100% exercisable on the third anniversary of the Grant Date.

(b) Each Option granted pursuant to Section 10.1.2 shall become exercisable as to 100% of the Shares (covered by the Option on the Grant Date) on the first annual anniversary of the Grant Date, so that the Option shall be 100% exercisable on the first annual anniversary of the Grant Date.

(c) Notwithstanding any contrary provision of this Section 10.2.3, once a Participant ceases to be a Director, his or her Options which are not then exercisable shall never become exercisable and shall be immediately forfeited, except to the limited extent provided in Section 10.2.5.

10.2.4    Expiration of Options.    Each Option granted pursuant to this Section 10 shall terminate upon the first to occur of the following events:

(a) The expiration of ten (10) years from the Grant Date; or

(b) The expiration of one (1) year from the date of the Participant’s Termination of Service for any reason.

10.2.5    Death or Disability of Participant and Accelerated Vesting.    Notwithstanding the provisions of Sections 10.2.3 and 10.2.4, in the event of a Participant’s Termination of Service due to his or her death or Disability before any Options (granted to him or her under Section 10.1) otherwise have expired in accordance with Section 10.2.4, then (a) one hundred percent (100%) of the Shares covered by such Options immediately shall become exercisable, (b) in the case of Disability, such Options shall terminate one (1) year after the date of the Termination of Service (subject to the ten (10) year limit of Section 10.2.4), and (c) in the case of death, such options shall terminate one (1) year after the date of death.

10.2.6    Not Incentive Stock Options.    Options granted pursuant to this Section 10 shall not be designated as Incentive Stock Options.

10.2.7    Other Terms.    All provisions of the Plan not inconsistent with this Section 10 shall apply to Options granted to Nonemployee Directors.

10.3    Elections by Nonemployee Directors.    Pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of the annual retainer, committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for Awards. The number of Shares subject to Awards received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The procedures adopted by the Committee for elections under this Section 10.3 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3.

SECTION 11

MISCELLANEOUS

11.1    Deferrals.    The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

11.2    No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a Termination of Service. Employment with the Company and its Subsidiaries is on an at-will basis only.

11.3    Participation.    No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.4    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

11.5    Successors.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

11.6    Beneficiary Designations.    If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

11.7    Limited Transferability of Awards.    No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 11.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

11.8    No Rights as Shareholder.    Except to the limited extent provided in Sections 7.6, no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

SECTION 12

AMENDMENT, TERMINATION, AND DURATION

12.1    Amendment, Suspension, or Termination.    The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

12.2    Duration of the Plan.    The Plan shall be effective as of August 20, 2004, and subject to Section 12.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further shareholder approval, no Incentive Stock Option may be granted under the Plan after July 13, 2014.

SECTION 13

TAX WITHHOLDING

13.1    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

13.2    Withholding Arrangements.    The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld.

SECTION 14

LEGAL CONSTRUCTION

14.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.4    Securities Law Compliance.    With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

14.5    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).

14.6    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

PIXAR

Dated: , 2004	By
Title:

San Francisco Museum of Modern Art

151 Third Street (between Mission and Howard Streets)

San Francisco, CA 94103-3159

ANNEX A

DETACH HERE ZPIXC2

PROXY

PIXAR

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of PIXAR, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 23, 2004, and hereby appoints Steve Jobs and Simon Bax, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of Common Stock of PIXAR that the undersigned is entitled to vote at the Annual Meeting of Shareholders of PIXAR to be held on August 20, 2004 at 10:00 a.m., local time, in the Wattis Theater at the San Francisco Museum of Modern Art located at 151 Third Street, San Francisco, California 94103, and at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

SEE REVERSE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE

SIDE SIDE

PIXAR

C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

DETACH HERE ZPIXC1

#PIX

Please mark X votes as in this example.

A vote FOR the following proposals is recommended by the Board of Directors.

1. Election of eight Directors.

Nominees: (01) Steve Jobs, (02) Edwin E. Catmull,

FOR AGAINST ABSTAIN

(03) Skip M. Brittenham, (04) Susan L. Decker,

(05) Joseph A. Graziano, (06) Lawrence B. Levy, 2. Proposal to approve the adoption of Pixar’s 2004

(07) Joe Roth and (08) Larry W. Sonsini Equity Incentive Plan.

FOR WITHHELD 3. Proposal to ratify the appointment of KPMG LLP as

ALL FROM ALL

NOMINEES NOMINEES Pixar’s independent registered public accounting firm for the fiscal year ending January 1, 2005.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

We hope you will be able to attend the meeting in person, and you are cordially invited to attend. If you expect to attend the meeting, please mark the box at right then return your proxy.

Please sign exactly as your name appears on your stock certificate. If the stock is held by joint tenants or as community property, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should give their full titles.

Signature: Date: Signature: Date: